Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2026 relating to the financial statements of Sinda Ltd., appearing in Registration Statement No. 333-296567 on Form S-1, as amended, of Sinda Ltd.

/s/ Galaz, Yamazaki, Ruiz Urquiza, S. C.

Galaz, Yamazaki, Ruiz Urquiza, S. C.
Affiliate of a Member Firm of Deloitte Touche Tohmatsu Limited

Querétaro, México
June 29, 2026